SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2005

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-124303-01	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3150 139th Avenue SE Bellevue, Washington	98005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 2, 2005, Expedia, Inc., a Delaware corporation, and wholly-owned subsidiary of IAC/InterActiveCorp (“IAC”), issued a press release announcing its financial results on a combined basis for the quarter ended June 30, 2005. The full text of this press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Basis of Presentation

On December 21, 2004, IAC announced its plan to separate into two independent public companies to better achieve certain strategic objectives of its various businesses. The spin-off is expected to be completed next week, with IAC and Expedia, Inc. beginning trading as independent public companies on August 9, 2005. Following the completion of the spin-off, Expedia, Inc. will consist of IAC’s travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor (the “Expedia businesses”). The following discussion of the principles of financial reporting and attached combined historical financial results assume (i) the contribution or other transfer of all of the subsidiaries and assets relating to the Expedia businesses to Expedia, Inc., (ii) the assumption by Expedia, Inc. or one of its subsidiaries of all of the liabilities relating to the Expedia businesses and (iii) the allocation to Expedia, Inc. of certain IAC corporate expenses relating to the Expedia businesses for certain periods, certain of which will occur in connection the spin-off and certain of which are governed by the terms of the separation agreement Expedia, Inc. will enter into with IAC in connection with the spin-off. Please see the attached press release for further details on the basis of presentation.

Expedia, Inc.’s Principles of Financial Reporting

The attached document refers to non-GAAP measures, within the meaning of Regulation G. Below is additional information regarding those non-GAAP measures.

Expedia, Inc. reports Operating Income Before Amortization, Adjusted Net Income and Free Cash Flow, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which management uses or anticipates it will use to evaluate the performance of Expedia, Inc., develop internal budgets and determine performance-related compensation for executive management. Management believes that investors should have access to the same set of tools that it uses in analyzing Expedia, Inc.’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Investors are encouraged to examine the reconciling adjustments between the GAAP and non-GAAP measures as set forth in the exhibit attached hereto.

Definitions of Non-GAAP Measures

The following measures are defined by the Securities and Exchange Commission as non-GAAP financial measures.

Operating Income Before Amortization is defined as operating income plus: (1) amortization of non-cash distribution and marketing expense, (2) amortization of non-cash compensation expense, (3) amortization of intangible assets and goodwill impairment, if applicable, and (4) certain one-time items, if applicable. Management believes this measure is useful to investors because it represents the combined operating results of Expedia, Inc.’s businesses, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the effects of other non-cash expenses. Operating

Income Before Amortization has certain limitations in that it does not take into account the impact to Expedia, Inc.’s statement of operations of certain expenses, including non-cash compensation, non-cash payments to partners and acquisition-related accounting. Due to the high variability and difficulty in predicting certain items that affect net income, such as interest rates and tax rates, Expedia, Inc. is unable to provide reconciliation to net income on a forward-looking basis without unreasonable efforts.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders plus (1) amortization of non-cash distribution and marketing expense, (2) amortization of non-cash compensation expense, (3) amortization of intangible assets and goodwill impairment, if applicable, (4) one-time items, net of related tax, and minority interest and (5) discontinued operations, net of tax. Adjusted net income is useful to investors because it represents Expedia, Inc.’s combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of other non-cash expenses and items not directly tied to the recurring core operations of our businesses.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the cash that the Expedia, Inc. operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the combined statements of cash flows.

One-Time Items

Operating Income Before Amortization is presented before one-time items, if applicable. These items are expected to be non-recurring in nature, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. For the periods presented in the attached exhibit, Operating Income Before Amortization is not adjusted for any one-time items.

Non-Cash Expenses That Are Excluded From Expedia, Inc.’s Non-GAAP Measures

Amortization of non-cash compensation expense consists of restricted stock and options expense. This expense is not paid in cash. Following the completion of the spin-off from IAC, we intend to include the related shares in our fully-diluted shares outstanding calculation, which will have an impact on our GAAP and adjusted earnings per share.

Amortization of non-cash distribution and marketing expense consists mainly of Hotels.com performance warrants issued to obtain distribution and non-cash advertising secured from Universal Television as part of the transaction pursuant to which Vivendi Universal Entertainment LLLP (“VUE”) was created. The Hotels.com warrants were principally issued as part of its initial public offering, and management does not anticipate replicating these arrangements. The non-cash advertising from Universal is primarily for the benefit of Expedia, Inc., which runs television advertising primarily on the USA and Sci Fi cable channels without any cash cost. Expedia, Inc. does not expect to replace this non-cash marketing expense with an equivalent cash expense after it runs out, nor would Expedia, Inc. incur such amounts absent the advertising received in the VUE transaction.

Amortization of intangibles and goodwill impairment, if applicable, are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as supplier contracts and customer relationships, are valued and amortized over their estimated lives. While it is likely that Expedia, Inc. will have significant intangible amortization expense as it continues to acquire companies, management believes that since intangibles represent costs incurred by the acquired company to build value prior to acquisition, they were part of transaction costs and will not be replaced with cash costs when the intangibles are fully amortized. Goodwill is not amortized but is instead assessed for impairment on a regular basis. Any impairment recognized would be a non-cash expense.

Free Cash Flow

Expedia, Inc. has significant positive working capital balances that benefit Free Cash Flow and are largely due to deferred merchant bookings related to the merchant lodging business. For these merchant lodging businesses, cash is collected in advance of stay, and revenue is recognized at the date of travel, after which hotel suppliers invoice Expedia and Hotels.com. Working capital consists of cash payments received from customers, plus or minus the net change in payables to hotel suppliers, less cash paid out to hotel suppliers during the period.

These balances are comparable to payable and receivable balances in any other company, except that the benefit, or “float,” received is inherent in Expedia, Inc.’s business model. It is similar to any other cash inflow in the normal course of business. As long as the merchant lodging businesses continue to grow positively, as they have historically, and the business model does not change, management expects that the change in working capital will continue to be positive. All other conditions remaining the same, if the dollar growth in gross bookings from the merchant hotel businesses decreases from year to year, then the change in working capital, while still positive, will decrease from year to year, which will adversely affect free cash flow in comparison to the prior year. If the businesses were to decline or if the model otherwise changed adversely, it would negatively impact working capital.

Management considers Free Cash Flow as a measure of the strength and performance of Expedia, Inc.’s businesses, not for valuation purposes. In management’s view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. Management manages the businesses for cash and believes it is of utmost importance to maximize cash availability. In addition, because Free Cash Flow is subject to timing, seasonality and one-time events, management does not believe it is appropriate to annualize quarterly Free Cash Flow results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release of Expedia, Inc. dated August 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: August 2, 2005	By:	/s/ KEENAN M. CONDER
	Name:	Keenan M. Conder
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press release of Expedia, Inc. dated August 2, 2005